UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 30, 2020
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5100 East Skelly Drive, Suite 500, Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTRX	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c) and (e). On March 31, 2020, in acceleration of the planned transition previously announced in a Current Report on Form 8-K filed on August 28, 2019, (the “August 28 Form 8-K”), Joseph F. Montalbano has retired from the office of Vice President and Chief Operating Officer effective March 31, 2020 and Matrix Service Company (the “Company”), has promoted Alan R. Updyke to the same office effective April 1, 2020. There are no disagreements between Mr. Montalbano and the Company on any matter relating to the Company’s operations, policies or practices.
Information describing the professional background and compensation of Mr. Updyke was included in the August 28 Form 8-K and is incorporated by reference herein.
In connection with his retirement and in accordance with his long-term incentive award agreements, Mr. Montalbano will forfeit a total of 27,106 restricted share units that vest based on the passage of time. He will receive pro-rata vesting of all outstanding market based performance share units and cash based performance awards. The vesting of these awards will be determined by the Company’s actual performance in relation to the underlying metrics and will be settled at the normal vesting dates.
In accordance with his Severance Agreement, Mr. Montalbano will receive cash severance in the amount of $620,214, representing one year of base salary and the average of his bonus for the three previous years. Pursuant to his Separation Agreement and in recognition of his past service to the Company, Mr. Montalbano will receive additional cash severance of $260,500, representing six months of base salary, and reimbursement of COBRA expenses for a period of 15 months. In addition, effective April 1, 2020 the Company has engaged Mr. Montalbano as a consultant to advance certain strategic directives and to provide other strategic services. Under this Consulting Services Agreement, Mr. Montalbano will receive consideration of $20,000 per month. The Consulting Services Agreement may be terminated at the option of the Company or Mr. Montalbano at any time with 30 days notice.
The foregoing descriptions of the Separation Agreement and the Consulting Services Agreement do not purport to be complete and are qualified in their entirety by the full text of these agreements, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are furnished herewith:

Exhibit No.	Description
10.1	Matrix Service Company Separation Agreement and Release of Claims for Persons Forty Years of Age and Older.
10.2	Consulting Services Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: April 3, 2020	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer